Exhibit (h)(23)

AMENDED AND RESTATED

APPENDIX A

TO THE

ACCOUNTING SERVICES AGREEMENT

This Amended and Restated Appendix A, as amended April 30, 2018 (“Appendix A”), to the Ivy Variable Insurance Portfolios Accounting Services Agreement dated April 30, 2009 (the “Agreement”), is effective as of April 30, 2018, and supersedes any prior Appendix A to the Agreement.

List of Funds

Ivy VIP Asset Strategy

Ivy VIP Balanced

Ivy VIP Core Equity

Ivy VIP Corporate Bond

Ivy VIP Energy

Ivy VIP Global Bond

Ivy VIP Global Equity Income

Ivy VIP Global Growth

Ivy VIP Government Money Market

Ivy VIP Growth

Ivy VIP High Income

Ivy VIP International Core Equity

Ivy VIP Limited-Term Bond

Ivy VIP Micro Cap Growth

Ivy VIP Mid Cap Growth

Ivy VIP Natural Resources

Ivy VIP Pathfinder Aggressive

Ivy VIP Pathfinder Conservative

Ivy VIP Pathfinder Moderate

Ivy VIP Pathfinder Moderate-Managed Volatility

Ivy VIP Pathfinder Moderately Aggressive

Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility

Ivy VIP Pathfinder Moderately Conservative

Ivy VIP Pathfinder Moderately Conservative – Managed Volatility

Ivy VIP Science and Technology

Ivy VIP Securian Real Estate Securities

Ivy VIP Small Cap Core

Ivy VIP Small Cap Growth

Ivy VIP Value